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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants we hereby consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Amended and Restated 1993 Stock Plan, the 2000 Stock Plan, and the 2000 Employee Stock Purchase Plan, of our reports dated February 3, 2000 (except with respect to the matters discussed in Note 13 as to which the date is May 1,
2000), in Sonic Innovations, Inc.'s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on May 1, 2000 and to all references to our Firm included in this Registration Statement.



/s/ Arthur Andersen LLP

Salt Lake City, Utah
May 5, 2000